Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS
THIRD CONSECUTIVE PROFITABLE QUARTER

HONOLULU, HI, October 28, 2011 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (the “Bank”), today reported net income for the third quarter of 2011 of $11.6 million, or $0.28 per diluted share, compared to a net loss in the third quarter of 2010 of $72.5 million, or $49.27 per diluted share, and net income in the second quarter of 2011 of $8.2 million, or $0.20 per diluted share.

"We are pleased to report our third consecutive profitable quarter and remain encouraged by the progress we are making in executing our recovery plan," said John C. Dean, President and Chief Executive Officer.  "Continued improvement in our credit risk profile and an overall reduction in our nonperforming assets allowed us to significantly reduce our allowance for loan and lease losses.  Our quarterly results also included a nonrecurring charge related to the prepayment of long-term borrowings at the Federal Home Loan Bank of Seattle, which will improve our net interest margin going forward."

Significant Highlights and Third Quarter Results
▪	Reported third consecutive profitable quarter with net income of $11.6 million, compared to net income of $8.2 million in the second quarter of 2011.

▪
For the second consecutive quarter, the Company did not incur any credit costs as it reduced its allowance for loan and lease losses (ALLL) by an amount greater than net foreclosed asset expense and write-downs of loans held for sale.  The reduction in the ALLL resulted in a credit to the provision for loan and lease losses of $19.1 million, compared to a credit of $8.8 million during the second quarter of 2011.

▪	Reduced nonperforming assets by $26.0 million to $223.3 million at September 30, 2011 from $249.3 million at June 30, 2011.

▪
The ALLL, as a percentage of total loans and leases, decreased to 6.96% at September 30, 2011, compared to 8.16% at June 30, 2011.  In addition, the Company had an ALLL, as a percentage of nonperforming assets, of 64.23% at September 30, 2011, compared to 66.95% at June 30, 2011.

▪
Reduced future interest expense by paying down long-term borrowings at the Federal Home Loan Bank of Seattle totaling $120.5 million with a weighted average interest rate of 4.36%.  Prepaying these borrowings resulted in the recognition of a one-time loss on the early extinguishment of debt totaling $6.2 million.

▪	Agreed to contribute $5.0 million to the Central Pacific Bank Foundation to continue the bank’s longstanding commitment to support its local communities.

▪
Reached a $ 1.2 million settlement of a class action lawsuit related to the Company’s practices for assessing overdraft fees.  The settlement is subject to the approval of the First Circuit Court of Hawaii in Honolulu.

▪
Maintained tier 1 risk-based capital, total risk-based capital, and leverage capital ratios as of September 30, 2011 of 22.63%, 23.94%, and 13.19%, respectively, compared to 22.48%, 23.80%, and 13.13%, respectively, as of June 30, 2011.  The Company’s capital ratios continue to exceed the minimum levels required for a “well-capitalized” regulatory designation.

▪
Appointed Denis Isono as Executive Vice President and Chief Financial Officer effective October 1, 2011.  Isono has 39 years of experience in banking and financial management and has been with the Company since 2002, previously as Executive Vice President and Chief Operations Officer.

Earnings Highlights
Net interest income for the third quarter of 2011 was $29.8 million, compared to $27.4 million in the year-ago quarter and $29.0 million in the second quarter of 2011.  The net interest margin was 3.05%, compared to 2.74% in the year-ago quarter and 3.04% in the second quarter of 2011.  The improvement in the Company’s net interest margin reflects its continued efforts to redeploy a portion of its excess liquidity into higher yielding investment securities and further reduce its overall funding costs.  During the quarter, the Company prepaid certain long-term borrowings at the Federal Home Loan Bank of Seattle totaling $120.5 million with a weighted average interest rate of 4.36%.  The prepayment of these borrowings resulted in the recognition of a one-time loss on the early extinguishment of debt totaling $6.2 million.

The provision for loan and lease losses for the third quarter of 2011 was a credit of $19.1 million, compared to a credit of $8.8 million in the second quarter of 2011 and a charge of $79.9 million in the third quarter of 2010.  The reduction was the result of continued improvement in the Company’s credit risk profile as evidenced by further declines in nonperforming assets during the quarter, which is described more fully below.

Other operating income for the third quarter of 2011 totaled $11.5 million, compared to $11.7 million in the year-ago quarter and $10.9 million in the second quarter of 2011.  The decrease from the year-ago quarter was primarily due to lower gains on sales of residential mortgage loans of $0.9 million, partially offset by higher unrealized gains on outstanding interest rate locks of $0.8 million.  The sequential-quarter increase was primarily due to higher unrealized gains on outstanding interest rate locks of $0.8 million, partially offset by investment securities gains of $0.3 million recorded in the second quarter of 2011.

Other operating expense for the third quarter of 2011 totaled $48.8 million, compared to $31.7 million in year-ago quarter and $40.5 million in the second quarter of 2011.  The increase from the year-ago quarter was primarily attributable to:  (1) the aforementioned one-time loss on early extinguishment of debt of $6.2 million, (2) higher charitable contributions of $5.1 million, (3) higher net credit-related charges (which includes changes in the reserves for unfunded commitments, foreclosed asset expense, and write-downs of foreclosed asset expense) of $4.6 million, (4) higher salaries and employee benefits of $1.5 million, and (5) the accrual of a $1.2 million settlement of a class action lawsuit related to the Company’s practices for assessing overdraft fees, partially offset by lower FDIC insurance of $2.3 million.  The sequential quarter increase was primarily attributable to: (1) the loss on early extinguishment of debt of $6.2 million, (2) higher charitable contributions of $4.8 million, and (3) the $1.2 million accrual for the settlement of a class action lawsuit, partially offset by (1) lower net credit-related charges of $1.4 million, (2) lower FDIC insurance of $1.3 million, and (3) a lower provision for repurchased residential mortgage loans of $1.0 million.

The efficiency ratio for the third quarter of 2011 was 98.0% (excluding the loss on early extinguishment of debt of $6.2 million and foreclosed asset expense of $1.3 million), compared to 81.7% in the year-ago quarter (excluding foreclosed asset income of $1.0 million) and 94.3% (excluding foreclosed asset expense of $0.8 million and write-downs of loans held for sale totaling $3.1 million) in the second quarter of 2011.

The Company continues to recognize a full valuation allowance against its net deferred tax assets and did not record any income tax benefit or expense during the third quarter of 2011.

Balance Sheet Highlights
Total assets at September 30, 2011 were $4.1 billion, compared to $4.2 billion and $4.1 billion at September 30, 2010 and June 30, 2011, respectively.

Total loans and leases at September 30, 2011 were $2.1 billion, compared to $2.4 billion and $2.0 billion at September 30, 2010 and June 30, 2011, respectively.  The current quarter increase was primarily due to an increase in the residential mortgage loan portfolio of $96.2 million, partially offset by decreases in the construction and development, commercial loan and commercial mortgage loan portfolios of $45.4 million, $18.5 million and $15.5 million, respectively.

Total deposits at September 30, 2011 were $3.3 billion, compared to $3.2 billion at September 30, 2010 and June 30, 2011, respectively.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $2.7 billion at September 30, 2011.  This represents a decrease of $64.8 million from a year ago and an increase of $23.4 million from June 30, 2011.  Significant changes in total deposits during the quarter included an increase in time deposits, interest bearing demand deposits and savings and money market deposits of $72.3 million, $44.6 million and $6.6 million, respectively, while non-interest-bearing demand deposits decreased by $5.8 million.

Total shareholders’ equity was $440.9 million at September 30, 2011, compared to $80.5 million and $423.8 million at September 30, 2010 and June 30, 2011, respectively.

Asset Quality
Nonperforming assets at September 30, 2011 totaled $223.3 million, or 5.42% of total assets, compared to $249.3 million, or 6.03% of total assets at June 30, 2011.  The sequential-quarter decrease in the Company’s nonperforming assets was primarily attributable to loan pay-downs and pay-offs totaling $27.5 million, sales of foreclosed properties totaling $9.8 million, charge-offs totaling $5.0 million, write-downs totaling $1.5 million and transfers of loans back to accrual status totaling $3.0 million.  The sequential-quarter decrease reflects net reductions in Hawaii and Mainland construction and development assets totaling $7.4 million and $11.2 million, respectively, Mainland commercial mortgage assets totaling $6.3 million, and Hawaii residential mortgage assets totaling $2.2 million, partially offset by a net increase in Hawaii commercial mortgage assets totaling $1.2 million.

Loans delinquent for 90 days or more still accruing interest totaled $0.4 million at September 30, 2011, compared to $4,000 at June 30, 2011.  In addition, loans delinquent for 30 days or more still accruing interest totaled $4.5 million at September 30, 2011, compared to $3.5 million at June 30, 2011.

Net loan charge-offs in the third quarter of 2011 totaled $4.4 million, compared to $64.3 million in the year-ago quarter and $2.3 million in the second quarter of 2011.  Net charge-offs included the following significant amounts:  Mainland construction and development loans totaling $2.5 million and Hawaii construction and development loans totaling $1.6 million.

The ALLL, as a percentage of total loans and leases, was 6.96% at September 30, 2011, compared to 8.16% at June 30, 2011.  The ALLL, as a percentage of nonperforming assets, was 64.23% at September 30, 2011, compared to 66.95% at June 30, 2011.

Construction and Development Loans
At September 30, 2011, the construction and development loan portfolio (excluding owner-occupied loans) totaled $181.3 million, or 8.8%, of the total loan portfolio.  Of this amount, $98.5 million were located in Hawaii and $82.8 million were located on the Mainland.  This portfolio decreased by $45.2 million from June 30, 2011 and by $273.2 million from September 30, 2010.  The sequential quarter decrease was primarily due to loan pay downs and reflects decreases in the Hawaii and Mainland construction and development loan portfolios (excluding owner-occupied loans) of $41.6 million and $3.6 million, respectively.

The ALLL established for these loans was $27.3 million at September 30, 2011, or 15.0%, of the total outstanding balance, compared to $41.6 million, or 18.4%, of the total outstanding balance at June 30, 2011.  Of this amount, $16.9 million related to construction and development loans in Hawaii and $10.4 million related to construction and development loans on the Mainland.

Nonperforming construction and development assets in Hawaii totaled $100.3 million at September 30, 2011, or 2.4%, of total assets.  At September 30, 2011, this balance was comprised of portfolio loans totaling $57.9 million and foreclosed properties totaling $42.4 million.  Nonperforming assets related to this sector totaled $107.7 million at June 30, 2011.

Nonperforming construction and development assets on the Mainland totaled $46.2 million at September 30, 2011, or 1.1%, of total assets.  At September 30, 2011, this balance was comprised of portfolio loans totaling $30.2 million and foreclosed properties totaling $16.0 million.  Nonperforming assets related to this sector totaled $57.4 million at June 30, 2011.

Capital Levels
At September 30, 2011, the Company’s Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios were 22.63%, 23.94%, and 13.19%, respectively, compared to 22.48%, 23.80%, and 13.13%, respectively, at June 30, 2011.  The Company’s capital ratios continue to exceed the minimum levels required by both the Memorandum of Understanding between the bank and its regulators (the “MOU”) and the levels required for a “well-capitalized” regulatory designation.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.    Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://investor.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-317-6789.  A playback of the call will be available through November 28, 2011 by dialing 1-877-344-7529 (passcode: 10005206) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $4.1 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 34 branches, 120 ATMs, and a residential mortgage subsidiary in the state of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the MOU entered into with the FDIC and the DFI on May 5, 2011 and the Memorandum of Understanding entered into on February 9, 2011 with the FDIC and the DFI relating to the Bank Secrecy Act; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2010 Form 10-K and 2011 Form 10-Qs.  The Company does not update any of its forward-looking statements.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - September 30, 2011
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,					September 30,
(in thousands, except per share data)	2011	2010				2011	2010

INCOME STATEMENT
Net income (loss)	$11,626	$(72,544)				$24,476	$(248,868)
Per common share data:
Basic earnings (loss) per share (after preferred stock dividends, accretion of discount, and conversion of preferred stock
to common stock)	0.28	(49.27)				3.19	(168.45)
Diluted earnings (loss) per share (after preferred stock dividends, accretion of discount, and conversion of preferred stock
to common stock)	0.28	(49.27)				3.16	(168.45)

PERFORMANCE RATIOS
Return (loss) on average assets (1)	1.12%	(6.84	) %			0.81%	(7.45	) %
Return (loss) on average shareholders' equity (1)	10.80	(192.08)				9.43	(158.00)
Net income (loss) to average tangible shareholders' equity (1)	11.33	(226.71)				10.04	(217.23)
Efficiency ratio (2)	98.04	81.72				91.16	83.94
Net interest margin (1)	3.05	2.74				3.04	2.95

						September 30,
REGULATORY CAPITAL RATIOS						2011	2010
Central Pacific Financial Corp.
Tier 1 risk-based capital						22.63%	7.23%
Total risk-based capital						23.94	8.57
Leverage capital						13.19	4.39

Central Pacific Bank
Tier 1 risk-based capital						21.30%	7.69%
Total risk-based capital						22.61	9.03
Leverage capital						12.42	4.67

						September 30,			%
						2011	2010		Change
BALANCE SHEET
Total assets						$4,119,158	$4,173,241		(1.3	) %
Loans and leases, net of unearned interest						2,059,435	2,367,320		(13.0)
Net loans and leases						1,916,005	2,149,718		(10.9)
Deposits						3,348,033	3,187,333		5.0
Total shareholders' equity						440,869	80,506		447.6
Book value per common share						10.56	(32.66)		N/A
Tangible book value per common share						10.09	(47.58)		N/A
Market value per common share						10.32	28.60		(63.9)
Tangible common equity ratio (3)						10.27%	(1.74	) %	N/A

	Three Months Ended					Nine Months Ended
	September 30,			%		September 30,			%
	2011	2010		Change		2011	2010		Change
SELECTED AVERAGE BALANCES
Total assets	$4,134,767	$4,242,497		(2.5	) %	$4,051,332	$4,455,432		(9.1	) %
Interest-earning assets	3,907,846	3,998,032		(2.3)		3,834,106	4,163,994		(7.9)
Loans and leases, net of unearned interest	2,088,518	2,642,538		(21.0)		2,123,855	2,836,099		(25.1)
Other real estate	42,016	44,179		(4.9)		49,781	36,101		37.9
Deposits	3,253,054	3,176,303		2.4		3,166,649	3,296,737		(3.9)
Interest-bearing liabilities	2,962,997	3,436,383		(13.8)		2,952,162	3,591,028		(17.8)
Total shareholders' equity	430,529	151,068		185.0		346,029	210,012		64.8

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - September 30, 2011
(Unaudited)

(in thousands, except per share data)
					September 30,		%
					2011	2010	Change
NONPERFORMING ASSETS
Nonaccrual loans (including loans held for sale)					$160,603	$320,711	(49.9	) %
Other real estate, net					62,720	51,958	20.7
Total nonperforming assets					223,323	372,669	(40.1)
Loans delinquent for 90 days or more (still accruing interest)					414	1,127	(63.3)
Restructured loans (still accruing interest)					2,858	13,669	(79.1)
Total nonperforming assets, loans delinquent for 90 days or more (still
accruing interest) and restructured loans (still accruing interest)					$226,595	$387,465	(41.5)

	Three Months Ended				Nine Months Ended
	September 30,		%		September 30,		%
	2011	2010	Change		2011	2010	Change
Loan charge-offs	$5,943	$79,047	(92.5	) %	$30,268	$169,757	(82.2	) %
Recoveries	1,555	14,797	(89.5)		10,319	22,938	(55.0)
Net loan charge-offs	$4,388	$64,250	(93.2)		$19,949	$146,819	(86.4)
Net loan charge-offs to average loans (1)	0.84%	9.73%			1.25%	6.90%

					September 30,
					2011	2010
ASSET QUALITY RATIOS
Nonaccrual loans (including loans held for sale) to total loans and leases and loans held for sale					7.64%	13.24%
Nonperforming assets to total assets					5.42	8.93
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured
loans (still accruing interest) to total loans and leases, loans held for sale & other real estate					10.46	15.66
Allowance for loan and lease losses to total loans and leases					6.96	9.19
Allowance for loan and lease losses to nonaccrual loans (including loans held for sale)					89.31	67.85

(1) Annualized

(2)
The efficiency ratio is a non-GAAP financial measure which should be read and used in conjunction with the Company's GAAP financial information. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. Our efficiency ratio is derived by dividing other operating expense (excluding amortization, impairment and write-down of intangible assets, goodwill, loans held for sale and foreclosed property, loss on early extinguishment of debt, loss on investment transaction and loss on sale of commercial real estate loans) by net operating revenue (net interest income on a taxable equivalent basis plus other operating income before securities transactions). See Reconciliation of Non-GAAP Financial Measures.

(3)
The tangible common equity ratio is a non-GAAP financial measure which should be read and used in conjunction with the Company's GAAP financial information. Comparison of our tangible common equity ratio with those of other companies may not be possible because other companies may calculate the tangible common equity ratio differently. Our tangible common equity ratio is derived by dividing common shareholders' equity, less intangible assets (excluding mortgage servicing rights (MSRs)) by total assets, less intangible assets (excluding MSRs).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended	Quarter Ended		Quarter Ended
(Dollars in thousands, except per share data)	September 30, 2011	June 30, 2011		September 30, 2010

Efficiency Ratio

Total operating expenses as a percentage of net operating revenue	117.84%	101.85%		80.96%

Amortization of other intangible assets	(1.74)	(1.81)		(1.84)

Foreclosed asset expense	(3.09)	1.99		2.60

Write down of assets	0.07	(7.77)		-

Loss on early extinguishment of debt	(15.04)	-		-

Efficiency ratio	98.04%	94.26%		81.72%

	Nine Months Ended	Nine Months Ended
	September 30, 2011	September 30, 2010

Total operating expenses as a percentage of net operating revenue	104.07%	170.14%

Goodwill impairment	-	(79.96)

Amortization of other intangible assets	(1.77)	(1.68)

Foreclosed asset expense	(2.24)	(3.83)

Write down of assets	(3.79)	(0.73)

Loss on early extinguishment of debt	(5.11)	-

Efficiency ratio	91.16%	83.94%

Tangible Common Equity Ratio	September 30, 2011	September 30, 2010

Total shareholders' equity	$440,869	$80,506

Less: Preferred stock	-	(130,086)

Less: Other intangible assets	(19,771)	(22,646)

Tangible common equity	421,098	(72,226)

Total assets	4,119,158	4,173,241

Less: Other intangible assets	(19,771)	(22,646)

Tangible assets	4,099,387	4,150,595

Tangible common equity / Tangible assets	10.27%	(1.74	) %

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	June 30,	September 30,
(in thousands)	2011	2011	2010

ASSETS
Cash and due from banks	$68,508	$68,986	$72,109
Interest-bearing deposits in other banks	231,353	384,477	852,306
Investment securities:
Trading	-	-	22,237
Available for sale	1,466,970	1,400,380	579,969
Held to maturity (fair value of $1,287 at September 30, 2011,
$1,631 at June 30, 2011 and $3,420 at September 30, 2010)	1,250	1,578	3,298
Total investment securities	1,468,220	1,401,958	605,504

Loans held for sale	43,839	22,290	54,842
Loans and leases	2,059,435	2,046,747	2,367,320
Less allowance for loan and lease losses	143,430	166,934	217,602
Net loans and leases	1,916,005	1,879,813	2,149,718

Premises and equipment, net	52,505	54,702	71,144
Accrued interest receivable	12,055	11,711	11,323
Investment in unconsolidated subsidiaries	13,051	13,477	15,413
Other real estate	62,720	42,863	51,958
Mortgage servicing rights	22,596	23,036	22,128
Other intangible assets	19,771	20,490	22,646
Bank-owned life insurance	143,845	142,980	141,587
Federal Home Loan Bank stock	48,797	48,797	48,797
Income tax receivable	2,402	2,400	39,757
Other assets	13,491	13,753	14,009
Total assets	$4,119,158	$4,131,733	$4,173,241

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$681,619	$687,468	$590,064
Interest-bearing demand	565,635	521,047	631,842
Savings and money market	1,121,969	1,115,339	1,076,213
Time	978,810	906,466	889,214
Total deposits	3,348,033	3,230,320	3,187,333

Short-term borrowings	1,224	1,385	201,674
Long-tem debt	258,347	409,076	616,869
Other liabilities	60,699	57,178	76,850
Total liabilities	3,668,303	3,697,959	4,082,726

Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding
none at September 30, 2011 and June 30, 2011, and 135,000 at September 30, 2010	-	-	130,086
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding
41,749,116 shares at September 30, 2011, 41,738,830 shares at June 30, 2011
and 1,518,234 shares at September 30, 2010	784,172	784,207	406,291
Surplus	65,479	64,350	63,183
Accumulated deficit	(408,943)	(420,569)	(513,088)
Accumulated other comprehensive income (loss)	161	(4,206)	(5,966)
Total shareholders' equity	440,869	423,782	80,506
Non-controlling interest	9,986	9,992	10,009
Total equity	450,855	433,774	90,515
Total liabilities and equity	$4,119,158	$4,131,733	$4,173,241

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except per share data)	2011	2011	2010	2011	2010

Interest income:
Interest and fees on loans and leases	$25,962	$26,464	$33,456	$80,992	$106,556
Interest and dividends on investment securities:
Taxable interest	7,918	7,241	3,885	20,380	15,639
Tax-exempt interest	186	179	184	549	889
Dividends	5	-	3	8	8
Interest on deposits in other banks	259	300	510	948	1,307
Total interest income	34,330	34,184	38,038	102,877	124,399

Interest expense:
Interest on deposits:
Demand	113	161	181	406	689
Savings and money market	459	500	1,323	1,691	4,459
Time	1,499	1,902	3,666	5,778	11,455
Interest on short-term borrowings	-	-	387	204	882
Interest on long-term debt	2,430	2,642	5,112	7,789	15,280
Total interest expense	4,501	5,205	10,669	15,868	32,765

Net interest income	29,829	28,979	27,369	87,009	91,634
Provision (credit) for loan and lease losses	(19,116)	(8,784)	79,893	(29,475)	159,142
Net interest income (loss) after provision for loan and lease losses	48,945	37,763	(52,524)	116,484	(67,508)

Other operating income:
Service charges on deposit accounts	2,501	2,449	2,793	7,564	8,982
Other service charges and fees	4,451	4,444	4,110	12,953	11,445
Income from fiduciary activities	636	739	751	2,136	2,373
Equity in earnings of unconsolidated subsidiaries	136	38	197	301	328
Fees on foreign exchange	198	149	171	484	502
Investment securities gains	-	261	-	261	831
Income from bank-owned life insurance	866	980	1,062	3,036	4,136
Loan placement fees	164	82	130	348	307
Net gains on sales of residential loans	1,177	1,005	2,036	4,380	5,313
Other	1,380	790	400	3,483	2,934
Total other operating income	11,509	10,937	11,650	34,946	37,151

Other operating expense:
Salaries and employee benefits	15,856	15,442	14,370	46,331	43,614
Net occupancy	3,466	3,410	3,196	10,234	9,803
Equipment	1,348	1,154	1,333	3,632	4,115
Amortization of other intangible assets	1,709	1,629	2,215	4,885	5,204
Communication expense	828	922	1,041	2,631	3,099
Legal and professional services	2,846	3,592	3,267	8,898	14,333
Computer software expense	894	929	856	2,706	2,632
Advertising expense	842	830	574	2,508	2,177
Goodwill impairment	-	-	-	-	102,689
Foreclosed asset expense	1,281	(791)	(1,017)	2,732	4,918
Write down of assets	(31)	3,090	-	4,624	940
Loss on early extinguishment of debt	6,234	-	-	6,234	-
Other	13,555	10,282	5,835	31,539	24,987
Total other operating expense	48,828	40,489	31,670	126,954	218,511

Income (loss) before income taxes	11,626	8,211	(72,544)	24,476	(248,868)
Income tax expense	-	-	-	-	-
Net income (loss)	$11,626	$8,211	$(72,544)	$24,476	$(248,868)

Per common share data:
Basic earnings (loss) per share	$0.28	$0.20	$(49.27)	$3.19	$(168.45)
Diluted earnings (loss) per share	0.28	0.20	(49.27)	3.16	(168.45)

Basic weighted average shares outstanding	41,625	40,700	1,515	33,957	1,515
Diluted weighted average shares outstanding	41,672	41,078	1,515	34,272	1,515

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2011			September 30, 2010			September 30, 2011			September 30, 2010
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$402,804	0.25%	$259	$793,014	0.25%	$510	$496,519	0.26%	$948	$679,588	0.26%	$1,307
Taxable investment securities, excluding
valuation allowance	1,355,332	2.34	7,923	499,863	3.11	3,888	1,152,319	2.36	20,388	574,793	3.63	15,647
Tax-exempt investment securities,
excluding valuation allowance	12,395	9.15	285	13,820	8.19	283	12,616	8.91	844	24,717	7.38	1,368
Loans and leases, net of unearned income	2,088,518	4.94	25,962	2,642,538	5.03	33,456	2,123,855	5.09	80,992	2,836,099	5.02	106,556
Federal Home Loan Bank stock	48,797	-	0	48,797	-	0	48,797	-	0	48,797	-	0
Total interest earning assets	3,907,846	3.51	34,429	3,998,032	3.79	38,137	3,834,106	3.59	103,172	4,163,994	4.01	124,878
Nonearning assets	226,921			244,465			217,226			291,438
Total assets	$4,134,767			$4,242,497			$4,051,332			$4,455,432

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$537,723	0.08%	$113	$611,027	0.12%	$181	$534,092	0.10%	$406	$609,068	0.15%	$689
Savings and money market deposits	1,116,975	0.16	459	1,062,900	0.49	1,323	1,112,809	0.20	1,691	1,094,603	0.54	4,459
Time deposits under $100,000	379,820	0.84	809	522,688	1.57	2,069	407,775	1.05	3,211	529,807	1.62	6,403
Time deposits $100,000 and over	550,360	0.50	690	405,379	1.56	1,597	441,959	0.78	2,567	485,136	1.39	5,052
Short-term borrowings	1,811	-	0	201,907	0.76	387	47,244	0.58	204	225,820	0.52	882
Long-term debt	376,308	2.56	2,430	632,482	3.21	5,112	408,283	2.55	7,789	646,594	3.16	15,280
Total interest-bearing liabilities	2,962,997	0.60	4,501	3,436,383	1.23	10,669	2,952,162	0.72	15,868	3,591,028	1.22	32,765
Noninterest-bearing deposits	668,176			574,309			670,014			578,123
Other liabilities	63,076			70,725			73,132			66,251
Total liabilities	3,694,249			4,081,417			3,695,308			4,235,402
Shareholders' equity	430,529			151,068			346,029			210,012
Non-controlling interest	9,989			10,012			9,995			10,018
Total equity	440,518			161,080			356,024			220,030
Total liabilities & equity	$4,134,767			$4,242,497			$4,051,332			$4,455,432

Net interest income			$29,928			$27,468			$87,304			$92,113

Net interest margin		3.05%			2.74%			3.04%			2.95%